                                                                   EXHIBIT 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       VOICESTREAM WIRELESS CORPORATION II

                                    ARTICLE I


        Pursuant to RCW 23B.10.070, the following Amended and Restated Articles of Incorporation are hereby submitted for filing:


        The name of the corporation is VOICESTREAM WIRELESS CORPORATION II.

                                   ARTICLE II

        2.1 Authorized Shares. The total number of shares of stock that the corporation shall have authority to issue is three hundred fifty million (350,000,000), which shall consist of three hundred million (300,000,000) shares of Common Stock, no par value per share ("Common Stock"), and fifty million (50,000,000) shares of Preferred Stock, no par value per share ("Preferred Stock").

        2.2 Rights and Preferences of Common Stock. The holders of Common Stock shall have the following rights and preferences, subject to the rights and preferences of holders of Preferred Stock, as determined by the Board of Directors pursuant to Section 2.3 of this Article II.

                (a) Dividends. Holders of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation that are legally available therefor.

                (b) Voting.

                        (i) On all matters upon which shareholders are entitled to vote, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in its name on the transfer books of the corporation.

                        (ii) (A) Notwithstanding anything to the contrary contained in these Articles of Incorporation, if a Regulated Shareholder and its Affiliates own and have the right to vote shares of Common Stock having aggregate Voting Power in excess of 24.9% (the "Maximum Voting Percentage") of the Total Voting Power, then, for so long as such Regulated Shareholder and its Affiliates shall own and have the right to vote shares of Common Stock having aggregate Voting Power in excess of the Maximum Voting Percentage, that number of shares of Common Stock which results in such Regulated Shareholder and its Affiliates having aggregate Voting Power in excess of the Maximum Voting Percentage shall not be entitled to vote on any matter on which the shareholders of the corporation shall be entitled to vote, and such number of shares shall not be included in determining the number of shares voting or entitled to vote on any such matters.

                        (B) As used in this Section 2.2(b)(ii) and Section 10.1, the following terms shall have the following meanings:

                                (1) "Affiliate" shall mean with respect to any
Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                                (2) "Person" shall mean an individual, a
partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                                (3) "Regulated Shareholder" shall mean any
holder of shares of capital stock of the Company that is, or an Affiliate of which is, subject to the provisions of Rule 312(g) of the General Rules of the New York Stock Exchange (or any successor to such Rule) and was, or its Affiliate was, a holder of shares of capital stock of the Company on the date that capital stock is held by shareholders other than the shareholders on April 1, 1999.

                                (4) "Total Voting Power" shall mean the total
number of votes attributable to all shares of capital stock of the corporation outstanding and entitled to vote on any particular matter, other than the number of shares, if any, held by the Regulated Shareholders or their Affiliates which, pursuant to this Section 2.2(b)(ii), are non-voting.

                                (5) "Voting Power" shall mean the number of
votes attributable to the total number of shares of capital stock of the corporation owned by a Regulated Shareholder and its Affiliates and with respect to which they shall have the right to vote on any particular matter before giving effect to this Section 2.2(b)(ii).

                (c) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, holders of Common Stock shall receive a per share distribution of any assets remaining after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

        2.3 Rights and Preferences of Preferred Stock. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series, and to provide for the issuance of such shares in an aggregate amount not exceeding in the aggregate the number of shares of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time, and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations,



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preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may not exceed one vote per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other series of capital stock or for any other securities, property or assets of the corporation (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

        Before the corporation shall issue any shares of Preferred Stock of any series, articles of amendment in a form meeting the requirements of the Washington Business Corporation Act (the "Act") setting forth the terms of the series and fixing the voting powers, designations, preferences, the relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be filed with the Secretary of State of the State of Washington in the manner prescribed by the Act, and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

        2.4 Issuance of Stock. The shares of capital stock of the corporation may be issued by the corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the corporation; and all issued shares of the capital stock of the corporation shall be deemed fully paid and non-assessable.



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                                   ARTICLE III

        The street address of the registered office of the corporation in the State of Washington is 1010 Union Ave S.E., Olympia, Washington 98501 and the name of the registered agent of the corporation at such address is Corporation Service Company.

                                   ARTICLE IV

        A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for:

        a. Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

        b. Conduct violating Section 23B.08.310 of the Act (which involves liability for unlawful distributions by the corporation);

        c. Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

        If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. The provisions of this
Article IV shall be deemed to be a contract with each director and officer of the corporation who serves as such at any time while such provisions are in effect, and each director and officer entitled to the benefits hereof shall be deemed to be serving as such in reliance on the provisions of this Article IV. Any repeal or modification of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

                                    ARTICLE V

        5.1 Indemnification. The corporation shall indemnify its directors and officers to the full extent permitted by applicable law. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate directors' resolution or contract.

        5.2 Authorization. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements implementing these provisions as may be permitted by law, including the purchase and maintenance of insurance. Such Bylaws, resolutions, contracts, or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.



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        5.3 Amendment. No amendment or repeal of this Article V shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                   ARTICLE VI

        Shareholders of the corporation shall not have preemptive rights to acquire additional shares issued by the corporation.

                                   ARTICLE VII

        Shareholders of the corporation shall not have cumulative voting rights.

                                  ARTICLE VIII

        8.1 Number of Directors. The number of directors of this corporation shall be fixed in the manner specified by the bylaws of this corporation. The name and address of the first director of the corporation shall be:

        Alan R. Bender
        3650 131st Ave. S.E.
        Bellevue, WA 98006

The first directors shall serve until the first annual meeting of the shareholders and until their successors are elected and qualified.

        8.2 Removal. Any director or the entire Board of Directors may be removed from office at any time, at a duly called special meeting of shareholders, by the affirmative vote of shareholders which satisfies the requirements of Article X applicable to amendment, modification, or repeal of these Articles.

        8.3 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the directors then in office, though less than a quorum, by the sole remaining director or by action of the shareholders. All directors elected to fill vacancies shall hold office for a term expiring at the next annual meeting of shareholders, but shall continue to serve despite the expiration of the director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of directors. No decrease in the number of directors constituting the Board of Directors shall shorten or eliminate the term of any incumbent director.

                                   ARTICLE IX

        9.1 Redemption. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of capital stock of the corporation held by Disqualified Holders shall always be subject to redemption by the corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, such action should be taken, pursuant to RCW 23B.06.010 or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental



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agency held by the corporation or any of its subsidiaries to conduct any portion of the business of the corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the corporation's stock possessing prescribed qualifications; provided, however, that prior to exercising any redemption right hereunder, the corporation shall use reasonable efforts to obtain all necessary waivers or approvals from the appropriate governmental agencies in order to prevent such loss or secure such reinstatement without the necessity of redemption. The terms and conditions of such redemption shall be as follows:

                (a) the redemption price of the shares to be redeemed pursuant to this Article IX shall be equal to the lesser of (i) the Fair Market Value or
(ii) if such stock was purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

                (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided, however, that only 10 days' written notice of the Redemption Date shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; provided, further, that the record holders of the shares selected to be redeemed may transfer such shares prior to the Redemption Date to any holder that is not a Disqualified Holder and thereafter, for so long as such shares are note held by a Disqualified Holder, such shares shall not be subject to redemption by the corporation;

                (e) from and after the Redemption Date, any and all rights of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) with respect to the shares selected from redemption held by Disqualified Holders on the Redemption Date shall cease and terminate and such Disqualified Holders thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                (f) such other terms and conditions as the Board of Directors shall determine.

        9.2 Definitions. For purposes of this Article IX:

                (a) "Disqualified Holder" shall mean any holder of capital shares of stock of the corporation whose holding of such stock, either individually or when taken together with the holding of shares of capital stock of the corporation by any other holders, may result, in the



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judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the corporation or any of its subsidiaries or affiliates to conduct any portion of the business of the corporation or any of its subsidiaries or affiliates.

                (b) "Fair Market Value" of a share of the corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the forty-five (45) most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 9.1(d) of this Article IX; provided, however, that if shares of stock of such class or series are not traded on any United States securities exchange registered under the Securities Exchange Act of 1934 (a "Securities Exchange") or in the National Association of Securities Dealers, Inc. Automated Quotations Systems or any other system then in use (a "Quotation System"), "Fair Market Value" shall be determined by the Board of Directors in good faith. For purposes of this definition "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal Securities Exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the applicable Quotation System.

                (c) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the corporation pursuant to this Article IX.

                (d) "Redemption Securities" shall mean any debt or equity securities of the corporation, any of its subsidiaries or affiliates or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to Section 9.1(d) of this Article IX, at least equal to the price required to be paid pursuant to Section 9.1(a) of this Article IX (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                                    ARTICLE X

        10.1 Repeal of and Amendment to Articles of Incorporation. Unless otherwise provided herein, the provisions of these Articles of Incorporation may be repealed or amended upon the affirmative vote of the holders of not less than a majority of the Total Voting Power of the corporation. The provisions set forth in Article VI, Article VII, Article IX and this sentence of Section 10.1 of Article X herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% of the Total Voting Power.

        10.2 Repeal of and Amendment to Bylaws. In furtherance and not in limitation of the powers conferred by the Act, the Board of Directors is expressly authorized to make, adopt, repeal, alter, amend, and rescind the Bylaws of the corporation by a



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

resolution adopted by a majority of the directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation as set forth therein.

        10.3 Special Meetings of Shareholders. Special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or an authorized committee of the Board of Directors, but such special meetings may not be called by any other person or persons.

        10.4 Conflicting Interests. The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise, as freely as though such diverse interests did not exist, even though the vote, action, or presence of such director, officer, or shareholder may be necessary to obligate the corporation upon such contracts or transactions. In accordance with the Bylaws and in absence of fraud, and provided such contract or transaction is approved in accordance with RCW 23B.08 et seq, no such contract or transaction shall be avoided and no such director, officer, or shareholder shall be held liable to account to the corporation, by reason of such conflicting interests or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction, provided that in the case of directors, officers, and shareholders of the corporation, (a) the existence and nature of the interest of such director, officer, or shareholder, and (b) all facts known to such director, officer, or shareholder respecting the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to judgment about whether or not to proceed with the transaction, be disclosed or known to the Board of Directors of this corporation, at the meeting thereof at which such contract or transaction is authorized or confirmed.

        10.5 Significant Transactions. The corporation shall be subject to the provisions of RCW 23B.19 et seq, as amended from time to time, provided, however, that if such statute ever is amended to take away the substantive rights conferred thereby or is repealed, the corporation shall remain subject to the Chapter, and the Chapter, as it exists on the date hereof, shall be incorporated into these Articles of Incorporation by this reference.






        The undersigned has signed these Amended and Restated Articles of Incorporation as of March 30, 1999.


                                            /s/ ALAN R. BENDER
                                            ---------------------------------
                                            Alan R. Bender, Vice President



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                             RESTATEMENT CERTIFICATE


        The undersigned Vice President of VOICESTREAM WIRELESS CORPORATION II (the "Corporation") hereby certifies that the Amended and Restated Articles of Incorporation of the Corporation supersede in their entirety the original Articles of Incorporation.

        The name of the corporation is VOICESTREAM WIRELESS CORPORATION II.

        Article II, 2.2 (b)(ii)(B)(3) has been amended in its entirety to read as follows:

                "Regulated Shareholder" shall mean any holder of shares of capital stock of the Company that is, or an Affiliate of which is, subject to the provisions of Rule 312(g) of the General Rules of the New York Stock Exchange (or any successor to such Rule) and was, or its Affiliate was, a holder of shares of capital stock of the Company on the date that capital stock is held by shareholders other than the shareholders on April 1, 1999.

        Article II, 2.3 has been amended in its entirety to read as follows:

        2.3 Rights and Preferences of Preferred Stock. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series, and to provide for the issuance of such shares in an aggregate amount not exceeding in the aggregate the number of shares of Preferred Stock authorized by these Articles of Incorporation, as amended from time to time, and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may not exceed one vote per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other series of capital stock or for any other securities, property or assets of the corporation (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different



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

redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

        Before the corporation shall issue any shares of Preferred Stock of any series, articles of amendment in a form meeting the requirements of the Washington Business Corporation Act (the "Act") setting forth the terms of the series and fixing the voting powers, designations, preferences, the relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be filed with the Secretary of State of the State of Washington in the manner prescribed by the Act, and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

        Article IX, 9.1 has been amended in its entirety to read as follows:

        9.1 Redemption. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of capital stock of the corporation held by Disqualified Holders shall always be subject to redemption by the corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, such action should be taken, pursuant to RCW 23B.06.010 or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any of its subsidiaries to conduct any portion of the business of the corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the corporation's stock possessing prescribed qualifications; provided, however, that prior to exercising any redemption right hereunder, the corporation shall use reasonable efforts to obtain all necessary waivers or approvals from the appropriate governmental agencies in order to prevent such loss or secure such reinstatement without the necessity of redemption. The terms and conditions of such redemption shall be as follows:

        These Amended and Restated Articles of Incorporation contain amendments to the Articles of Incorporation which required shareholder approval. The amendments were approved by the Board of Directors on March 30, 1999 in accordance with the provisions of RCW 23B.10.060 and 23B.10.070. The shareholders duly approved the amendments on March 30, 1999 in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

        The amendments do not provide for an exchange, reclassification, or cancellation of issued shares.

                                            VOICESTREAM WIRELESS CORPORATION II


                                            By: /s/ ALAN R. BENDER
                                               ---------------------------------
                                               Alan R. Bender, Vice President



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                               ARTICLES OF MERGER
                                       OF
                      VOICESTREAM WIRELESS CORPORATION II,
                            A WASHINGTON CORPORATION,

                                       AND

                        VOICESTREAM WIRELESS CORPORATION,
                             A DELAWARE CORPORATION


        Pursuant to RCW 23B.11.070 and 23B.11.050, the following Articles of Merger are executed for the purpose of merging VoiceStream Wireless Corporation, a Delaware corporation (the "Merging Corporation"), with and into VoiceStream Wireless Corporation II, a Washington corporation (the "Surviving Corporation").

        The Agreement and Plan of Merger adopted by the Board of Directors of each of the Surviving Corporation and the Merging Corporation is set forth on the attached Exhibit A.

        The names of the corporations planning to merge are VoiceStream Wireless Corporation, a Delaware corporation, and VoiceStream Wireless Corporation II, a Washington corporation. The surviving corporation shall be VoiceStream Wireless Corporation II; however, such corporation shall change its name to VoiceStream Wireless Corporation as part of the Agreement and Plan of Merger.

        Pursuant to RCW 23B.11.050, the merger was duly approved by the shareholders of each of the Merging Corporation and the Surviving Corporation pursuant to RCW 23B.11.030.

        Pursuant to RCW 23B.01.230, the merger shall be effective on April 8, 1999, at 5:00 p.m. PST.



VOICESTREAM WIRELESS CORPORATION II,
A Washington corporation


By      /s/ Alan R. Bender
  --------------------------------
        Alan R. Bender
        Secretary


April 8,1999

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of the 8th day of April, 1999, in accordance with Section 252 of the General Corporation Law of the State of Delaware, as amended, and Chapter 23B.11.070 of the Revised Code of Washington, by and between VOICESTREAM WIRELESS CORPORATION II, a Washington corporation ("Surviving Corporation"), and VOICESTREAM WIRELESS CORPORATION, a Delaware corporation ("Merging Corporation"). Surviving Corporation and Merging Corporation are sometimes collectively referred to hereinafter as the "Constituent Corporations."

RECITALS

        A. The respective boards of directors and shareholders of Merging Corporation and Surviving Corporation have determined it in the best interest of each respective Constituent Corporation to merge (the "Merger") Merging Corporation with and into Surviving Corporation.

        B. The Constituent Corporations desire the Merger to be effected pursuant to the terms and conditions of this Merger Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

        1.     General.

               1.1 The Merger. On the Effective Date (as herein defined) of the Merger, Merging Corporation shall be merged with and into Surviving Corporation and the separate existence of Merging Corporation shall cease and Surviving Corporation shall survive such Merger.

               1.2 Articles of Incorporation and Bylaws. The Articles of Incorporation of Surviving Corporation as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the surviving corporation, except that Article I of the Articles of Incorporation of Surviving Corporation hereby is amended and restated as follows:

The name of the corporation is VOICESTREAM WIRELESS CORPORATION.

        The Bylaws of Merging Corporation as in effect immediately prior to the Effective Date shall be the Bylaws of the surviving corporation.

               1.3 Directors and Officers. The directors of Merging Corporation in office on the Effective Date shall become the directors of the surviving corporation, until their successors shall have been elected and qualified, and the former directors of Surviving Corporation shall automatically resign from their respective positions to be effective upon the Merger. The officers of Merging Corporation in office on the Effective Date shall become the officers of the surviving corporation, until their successors shall have been elected and qualified, and the former officers of Surviving Corporation shall automatically resign from their respective positions to be effective upon the Merger.

               1.4 Property and Liabilities of Constituent Corporations. On the Effective Date, the separate existence of Merging Corporation shall cease and Merging Corporation shall be merged into the surviving corporation. The surviving corporation, from and after the Effective Date, shall possess all the rights, privileges, powers and franchises of whatsoever nature and description, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent





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Corporations; all rights, privileges, powers and franchises of each of the
Constituent Corporations, and all property, real, personal and mixed, of and debts due to either of the Constituent Corporations on whatever account as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all other interests shall be thereafter as effectually the property of the surviving corporation as they were of the several and respective Constituent Corporations and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations thenceforth shall attach to the surviving corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted to judgment or decree as if the Merger had not taken place, or the surviving corporation may be substituted in such action or proceeding.

               1.5 Further Assurances. Merging Corporation agrees that, at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, franchises and interests referred to in this Section 1 herein and otherwise to carry out the intent and purposes hereof.

               1.6 Effective Date. This Merger Agreement shall become effective at 4:59 p.m. pacific time on the later of (a) the day on which an executed counterpart of a Certificate of Merger is filed with the Secretary of State of the State of Delaware in the manner required by the General Corporation Law of the State of Delaware and (b) the day on which an executed counterpart of Articles of Merger containing this Merger Agreement are filed with the Secretary of State of Washington in the manner required by the Business Corporation Act of the State of Washington (the "Effective Date").

        2.     Capital Stock of the Surviving Corporation.

               2.1 Stock of Merging Corporation. Each share of Common Stock, no par value per share, of Merging Corporation issued and outstanding immediately prior to the Effective Date, upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into one share of Common, no par value per share, of Surviving Corporation.

               2.2 Stock of Surviving Corporation. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Surviving Corporation outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

               2.3 Exchange of Stock Certificates. On and after the Effective Date, the shareholders of Merging Corporation shall surrender to Surviving Corporation the certificate or certificates which represent shares of capital stock of Merging Corporation to an agent designated by Surviving Corporation, and shall thereupon be entitled to receive such number of shares of common stock of Surviving Corporation in accordance with this Section 2.




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        3.     Miscellaneous.

               3.1 Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one Merger Agreement.

        IN WITNESS WHEREOF, the Constituent Corporations have executed this Merger Agreement as of the date and year first above written.


MERGING CORPORATION:

VOICESTREAM WIRELESS CORPORATION,
a Delaware corporation



By      /s/  Robert R. Stapleton
  -----------------------------------------
        Robert R. Stapleton
        President


SURVIVING CORPORATION:

VOICESTREAM WIRELESS CORPORATION II,
a Washington corporation



By:     /s/ Alan R. Bender
  -----------------------------------------
        Alan R. Bender
        Vice President
        Secretary